Exhibit 10.69

AMERICAN GREETINGS CORPORATION 2007 OMNIBUS

INCENTIVE COMPENSATION PLAN

NOTICE OF MODIFICATION TO

PERFORMANCE SHARE GRANT AGREEMENTS

On May 25, 2012, American Greetings Corporation (the “Company” or “American Greetings”) granted performance shares to you pursuant to the following three separate Performance Share Grant Agreements (collectively, the “Original Grant Agreements”) and the terms of the Company’s 2007 Omnibus Incentive Compensation Plan (as amended, the “Plan”):

(1)	Performance Share Grant Agreement for the one year performance period ending February 28, 2013 (the “FY 2013 Grant Agreement”);

(2)	Performance Share Grant Agreement for the two year performance period ending February 28, 2014 (the “FY 2013 – FY 2014 Grant Agreement”); and

(3)	(1) Performance Share Grant Agreement for the three year performance period ending February 28, 2015 (the “FY 2013 – FY 2015 Grant Agreement”).

As a result of the privatization of American Greetings that occurred on August 9, 2013 (the “Closing Date”), your right to receive common shares of the Company upon the vesting of any performance shares under your Original Grant Agreements was converted into the right to receive a cash amount equal to $19.00 for each performance share, if any, with respect to which you may be credited and vested. Also as a result of the privatization, certain of the performance measures established under your FY 2013 – FY 2014 Grant Agreement and your FY 2013 – FY 2015 Grant Agreement, became obsolete as they no longer align with the goals of the Company.

As such, in accordance with the Plan, this Notification of Modification to Performance Share Grant Agreements (“Notice of Modification”) modifies your Original Grant Agreements to reflect that upon the crediting and vesting of any performance shares, you now have the right to receive cash rather than shares. In addition, this Notice of Modification modifies your FY 2013 – FY 2014 Grant Agreement and your FY 2013 – FY 2015 Grant Agreement to restate the performance goals and measures provided to you in these agreements. Capitalized terms used but not defined in this Notice of Modification have the meaning set forth in the Original Grant Agreements. References in this Notice of Modification to “Grantee” or “you” refer to you as the original recipient of the performance share award under the Original Grant Agreement.

MODIFICATIONS

1.	As a result of the privatization of American Greetings, your right to receive Shares upon the crediting and vesting of Performance Shares awarded to you under the Original Grant Agreements was converted into the right to receive a cash payment of $19.00 for each Performance Share that may be credited to you and that ultimately vest (if any). Therefore, all references in the Original Grant Agreements to the right to receive Shares of American Greetings are hereby modified effective as of the Closing Date to entitle you to the right to receive a cash payment (the “Payment Amount”) equal to the number of Shares that may be credited to you and in which you may vest (if any) multiplied by $19.00. Any references in the Original Grant Agreements to the payment, delivery or issuance of Shares, or the right to receive or retain Shares, are modified effective as of the Closing Date to be references to rights with respect to the Payment Amount. Accordingly, your Original Grant Agreements provide you no rights as a shareholder of the Company or the right to receive Shares or other equity in American Greetings.

2.	Annex A to the FY 2013 – FY 2014 Grant Agreement, which sets forth the performance measures under which Performance Shares may be earned, is replaced in its entirety with the Annex A-1 attached to this Notice of Modification.

3.	Annex A to the FY 2013 – FY 2015 Grant Agreement, which sets forth the performance measures under which Performance Shares may be earned, is replaced in its entirety with the Annex A-2 attached to this Notice of Modification.

4.	Except as modified by this Notice of Modification, all other terms of the Original Grant Agreements remain unchanged.

AMERICAN GREETINGS CORPORATION

By:
Brian McGrath, Senior Vice President, Human Resources

ANNEX A- 1

Performance Measures***

The performance period under the FY 2013 – FY 2014 Grant Agreement is for the two year period ended February 28, 2014. Prior to the Closing Date, American Greetings performed at 105.8% with respect to the original performance measures as established under the FY 2013 – FY 2014 Grant Agreement for the portion of the performance period ending February 28, 2013. Accordingly, for purposes of calculating achievement of the performance measures for the two year performance period ended February 28, 2014, Grantee will be deemed to have achieved performance of 105.8% for fifty percent (50%) of the performance period. The performance measure for the remainder of the performance period (fiscal 2014), to be weighted at fifty percent (50%), shall be as follows:

Performance Goals
Performance Measures***	Threshold Goal	Target Goal	Maximum Goal	Measurement Weight Factor

ANNEX A- 2

Performance Measures***

The performance period under the FY 2013 – FY 2015 Grant Agreement is for the three year period ended February 28, 2014. Prior to the Closing Date, American Greetings performed at 105.8% with respect to the original performance measures as established under the Original Grant Agreement for the portion of the performance period ending February 28, 2013. Accordingly, for purposes of calculating achievement of the performance measures for the three year performance period ended February 28, 2015, Grantee will be deemed to have achieved performance of 105.8% for one third ( 1⁄3) of the performance period. The performance measure for the remainder of the performance period (fiscal 2014 and fiscal 2015), to be weighted at two thirds ( 2⁄3) of the performance period, shall be as follows:

Performance Goals
Performance Measures***	Threshold Goal	Target Goal	Maximum Goal	Measurement Weight Factor